Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 27, 2024, with respect to the consolidated financial statements of GigaCloud Technology Inc, incorporated herein by reference.

/s/ KPMG Huazhen LLP
Shanghai, People’s Republic of China

March 27, 2024